To:	All Media
Date:	July 25, 2006

Arrow Announces Second Quarter Results

Arrow Financial Corporation announced operating results for the three and six month periods ended June 30, 2006.  Net income for the second quarter of 2006 was $4.3 million which compared with $4.7 million in 2005.  This represented diluted earnings per share of $.41 for the 2006 period versus $.44 for the comparable 2005 period, or a decrease of 6.8%.  Diluted earnings per share for the first six months of 2006 were $.80 with net income totaling $8.3 million which compared with diluted earnings per share of $.85 when net income was $9.1 million in 2005. Cash dividends paid to shareholders in 2006 totaled $.48 and represented a 7.5% increase over the amount paid last year.

Thomas L. Hoy, Chairman, President and CEO stated, "Continued actions by the Federal Reserve to raise the targeted federal funds rate resulted in further narrowing of our net interest margin.  Our funding costs have been more sensitive to the effects of these rate movements than our earning asset yields, resulting in continuing margin compression in the second quarter.  This has led to a lower level of net interest income, in both the three and six month periods of 2006, which is the principal source of our earnings. Net interest margin was 3.35% in the second quarter of 2006 as compared with 3.72% for the same quarter last year while the net interest margin for the six month periods was 3.37% for 2006 versus 3.75% for 2005."

Total assets at June 30, 2006 were $1.516 billion, or 4.3% above $1.454 billion reported one year earlier.  Deposits rose 4.2% to $1.151 billion which compares with $1.105 billion at June 30, 2005.  Loans outstanding at period-end were $995 million, up 4.4% from $953 million one year earlier.  Loans to small businesses again demonstrated the most growth, increasing 13.6% to $264 million from $232 million at June 30, 2005.  Residential mortgage financings totaled $394 million at quarter-end 2006, or 6.1% above the prior year's balance of $371 million. Indirect loan balances, essentially loans to finance motor vehicles, were $333 million at June 30, 2006, off 1.8% from $340 million one year earlier.  Demand for small business loans continues to be relatively strong while residential mortgage financings have recently slowed in reaction to higher rates.  The change in indirect loan outstandings reflects moderating demand together with a resurgence in manufacturers' sponsorship of discounted financing programs.

Mr. Hoy added, “Our key credit quality measurements continue to be excellent. Nonperforming loans at June 30, 2006 were $1.3 million and represented just .13% of period-end loans while nonperforming assets were $1.4 million or only .09% of period-end assets.  The balances of nonperforming loans and nonperforming assets are at their lowest quarter-end levels in more than ten years.  Net loan losses were a low .07% (annualized) for the six month period ending June 30, 2006.”

Other recent highlights include the Company's inclusion in the NASDAQ® Global Select Market, which has the highest initial listing standards of any exchange in the world based on financial and liquidity requirements.  At the local level, Glens Falls National's Community Development Corporation has acquired its first property as part of its support of affordable housing initiatives and expects to place the property early in the fourth quarter.  Also, ground breaking is now imminent for our previously announced third office in the greater Plattsburgh market.

Arrow Financial Corporation is a multi-bank holding company headquartered in Glens Falls, NY serving the financial needs of northeastern New York.  Arrow is the parent of the Glens Falls National Bank and Trust Company and Saratoga National Bank and Trust Company.

The information contained in this News Release may contain statements that are not historical in nature but rather are based on management's beliefs, assumptions, expectations, estimates and projections about the future.  Examples are management’s statements about future economic conditions and anticipated business developments.  These statements are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and involve a degree of uncertainty and attendant risk.  In the case of all forward-looking statements, actual outcomes and results may differ materially from what the statements predict or forecast. The Company undertakes no obligation to revise or update these forward-looking statements to reflect the occurrence of unanticipated events.  This News Release should be read in conjunction with the Company's Annual Report on Form 10-K for the year ended December 31, 2005.

Arrow Financial Corporation
Consolidated Financial Information
($ in thousands, except per share amounts)
Unaudited
	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2006	2005	2006	2005
Income Statement
Interest and Dividend Income	$20,008	$17,776	$39,340	$34,643
Interest Expense	8,512	5,621	16,362	10,684
Net Interest Income	11,496	12,155	22,978	23,959
Provision for Loan Losses	101	176	374	408
Net Interest Income After Provision for Loan Losses	11,395	11,979	22,604	23,551
Net (Losses) Gains on Securities Transactions	(118)	125	(118)	189
Net Gain on Sales of Loans	12	22	55	27
Gain on Sale of Premises	227	---	227	---
Income From Fiduciary Activities	1,307	1,181	2,610	2,288
Fees for Other Services to Customers	2,009	1,948	3,813	3,548
Insurance Commissions	482	488	904	883
Other Operating Income	133	118	287	241
Total Other Income	4,052	3,882	7,778	7,176
Salaries and Employee Benefits	5,480	5,288	10,951	10,343
Occupancy Expenses of Premises, Net	815	757	1,620	1,464
Furniture and Equipment Expense	813	746	1,570	1,511
Amortization of Intangible Assets	106	122	223	142
Foreclosed Property Expense	10	---	10	---
Other Operating Expense	2,107	2,262	4,111	4,200
Total Other Expense	9,331	9,175	18,485	17,660
Income Before Taxes	6,116	6,686	11,897	13,067
Provision for Income Taxes	1,839	2,006	3,561	3,957
Net Income	$ 4,277	$ 4,680	$ 8,336	$ 9,110

Share and Per Share Data [1]
Period End Shares Outstanding	10,250	10,426	10,250	10,426
Basic Average Shares Outstanding	10,299	10,435	10,328	10,465
Diluted Average Shares Outstanding	10,436	10,613	10,473	10,659
Basic Earnings Per Share	$ 0.42	$ 0.45	$ 0.81	$ 0.87
Diluted Earnings Per Share	0.41	0.44	0.80	0.85
Cash Dividends	0.24	0.22	0.48	0.45
Book Value	11.19	11.30	11.19	11.30
Tangible Book Value [2]	9.52	9.63	9.52	9.63

Key Earnings Ratios
Return on Average Assets	1.13%	1.29%	1.10%	1.29%
Return on Average Equity	14.84	16.06	14.43	15.65
Net Interest Margin [3]	3.35	3.72	3.37	3.75

[1] Share and Per Share amounts have been restated for the September 2005 3% stock dividend.
[2] Tangible Book Value per share is the ratio of Total Equity less Intangible Assets to Period End Shares Outstanding.
[3] Net Interest Margin includes a tax equivalent upward adjustment of 18 basis points for all periods presented.

Arrow Financial Corporation
Consolidated Financial Information
($ in thousands)
Unaudited
	June 30, 2006			June 30, 2005
	Period End	Second Quarter Average	Year-to- Date Average	Period End	Second Quarter Average	Year-to- Date Average
Balance Sheet
Cash and Due From Banks	$ 38,244	$ 33,473	$ 33,656	$ 33,541	$ 35,705	$ 35,500
Federal Funds Sold	---	7,077	4,917	---	5,082	3,340
Securities Available-for-Sale	336,167	344,275	338,262	321,101	334,413	334,150
Securities Held-to-Maturity	100,432	107,451	111,077	106,478	112,103	111,039
Loans	994,838	995,594	997,566	952,938	927,224	905,075
Allowance for Loan Losses	(12,265)	(12,270)	(12,249)	(12,168)	(12,102)	(12,074)
Net Loans	982,573	983,324	985,317	940,770	915,122	893,001
Premises and Equipment, Net	15,746	16,075	16,016	15,422	15,301	15,070
Goodwill and Intangible Assets, Net	17,164	17,206	17,247	17,461	17,045	14,396
Other Assets	26,008	14,283	15,004	19,532	15,466	17,130
Total Assets	$1,516,334	$1,523,164	$1,521,496	$1,454,305	$1,450,237	$1,423,626
Demand Deposits	$ 183,321	$ 181,263	$ 179,341	$ 178,708	$ 173,194	$ 166,585
Nonmaturity Interest-Bearing Deposits	555,721	582,777	587,562	612,543	623,112	607,769
Time Deposits of $100,000 or More	159,549	167,761	160,785	113,062	137,875	123,557
Other Time Deposits	252,514	245,825	239,849	200,925	194,692	184,763
Total Deposits	1,151,105	1,177,626	1,167,537	1,105,238	1,128,873	1,082,674
Short-Term Borrowings	49,817	43,289	41,081	50,919	34,557	41,846
Federal Home Loan Bank Advances	163,000	147,410	157,234	145,000	134,341	146,105
Long-Term Debt	20,000	20,000	20,000	20,000	20,000	20,000
Other Liabilities	17,666	19,213	19,116	15,281	15,586	15,637
Total Liabilities	1,401,588	1,407,538	1,404,968	1,336,438	1,333,357	1,306,262
Common Stock	13,883	13,883	13,883	13,479	13,479	13,479
Surplus	139,952	139,845	139,789	128,266	128,024	127,889
Undivided Profits	24,800	23,577	22,852	27,799	26,570	25,437
Unallocated ESOP Shares	(862)	(862)	(865)	(1,182)	(1,182)	(1,184)
Accumulated Other Comprehensive Loss	(7,558)	(6,689)	(5,857)	(1,540)	(1,767)	(1,111)
Treasury Stock	(55,469)	(54,128)	(53,274)	(48,955)	(48,244)	(47,146)
Total Shareholders’ Equity	114,746	115,626	116,528	117,867	116,880	117,364
Total Liabilities and Shareholders’ Equity	$1,516,334	$1,523,164	$1,521,496	$1,454,305	$1,450,237	$1,423,626

Assets Under Trust Administration and Investment Management	$847,260			$805,964

Capital Ratios
Leverage Ratio	8.32%			8.54%
Tier 1 Risk-Based Capital Ratio	12.63			12.87
Total Risk-Based Capital Ratio	13.85			14.13

Arrow Financial Corporation
Consolidated Financial Information
($ in thousands)
Unaudited
	June 30,
	2006	2005
Loan Portfolio
Commercial, Financial and Agricultural	$ 83,591	$ 87,663
Real Estate – Commercial	180,452	144,769
Real Estate – Residential	387,373	363,345
Real Estate – Construction	6,386	7,805
Indirect Consumer Loans	333,498	339,766
Other Loans to Individuals	3,538	9,590
Total Loans	$994,838	$952,938

Allowance for Loan Losses, Second Quarter
Allowance for Loan Losses, Beginning of Period	$12,253	$12,091

Loans Charged-off	(184)	(203)
Recoveries of Loans Previously Charged-off	95	104
Net Loans Charged-off	(89)	(99)

Provision for Loan Losses	101	176
Allowance for Loan Losses, End of Period	$12,265	$12,168

Allowance for Loan Losses, First Six Months
Allowance for Loan Losses, Beginning of Period	$12,241	$12,046

Loans Charged-off	(544)	(450)
Recoveries of Loans Previously Charged-off	194	164
Net Loans Charged-off	(350)	(286)

Provision for Loan Losses	374	408
Allowance for Loan Losses, End of Period	$12,265	$12,168

Nonperforming Assets
Nonaccrual Loans	$ 968	$1,761
Loans Past Due 90 or More Days and Accruing	349	199
Restructured Loans	---	---
Total Nonperforming Loans	1,317	1,960
Repossessed Assets	54	10
Other Real Estate Owned	---	19
Total Nonperforming Assets	$1,371	$1,989

Key Asset Quality Ratios
Net Loans Charged-off to Average Loans, Second Quarter Annualized	0.04%	0.04%
Net Loans Charged-off to Average Loans, First Six Months Annualized	0.07	0.06
Provision for Loan Losses to Average Loans, Second Quarter Annualized	0.04	0.08
Provision for Loan Losses to Average Loans, First Six Months Annualized	0.08	0.09
Allowance for Loan Losses to Period-End Loans	1.23	1.28
Allowance for Loan Losses to Nonperforming Loans	931.30	620.79
Nonperforming Loans to Period-End Loans	0.13	0.21
Nonperforming Assets to Period-End Assets	0.09	0.14